UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): February 26, 2024
DORMAN PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Pennsylvania	000-18914	23-2078856
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3400 East Walnut Street, Colmar, Pennsylvania 18915
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code:  (215) 997-1800

Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	DORM	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02    Results of Operation and Financial Condition
On February 26, 2024, Dorman Products, Inc. (the “Company”) issued a press release announcing its financial results for the fourth quarter and full year ended December 31, 2023. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
Item 7.01    Regulation FD Disclosure
Segment Reporting
Effective beginning the fourth quarter of 2023, the Company reorganized its management and reporting into three segments: Light Duty, Heavy Duty and Specialty Vehicle. These segments realign its business along the three sectors of the motor vehicle aftermarket in which it operates and help support the continued growth of the Company following several acquisitions.
The Company is furnishing investors with historical segment information consistent with its new reporting structure. Exhibit 99.2 provides unaudited segment financial information for each of the four quarters and the full year of 2023 and 2022. There was no impact on the Company’s historical consolidated statements of operations and comprehensive income, consolidated balance sheets, or consolidated statements of cash flows as a result of the change in reporting segments.
Earnings Conference Call
The Company will hold a conference call and webcast on February 27, 2024 (see information in the press release attached hereto as Exhibit 99.1 under “Conference Call and Webcast”).
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit Number	Description

99.1	Press Release dated February 26, 2024
99.2	Recast Historical Segment Financial Information (unaudited)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DORMAN PRODUCTS, INC.

Date:	February 26, 2024	By:	/s/ David M. Hession
			Name:	David M. Hession
			Title:	Senior Vice President, Chief Financial Officer and Treasurer